Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made and entered into by and between Matthew Broome (“Employee”) and MedAvail Technologies (US) Inc., acting on behalf of itself and its parents, affiliates, subsidiaries, and related companies, including, without limitation, MedAvail Holdings, Inc., MedAvail, Inc., MedAvail Pharmacy, Inc. and MedAvail Technologies, Inc., and its subsidiaries, affiliates, and related companies ( “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

1.Termination of Employment Relationship. Employee’s employment with the Company shall terminate on February 10, 2023 (the “Separation Date”), on the terms and conditions set forth herein.
2.Consideration.

(a)     Payment. Subject to Section 29, the Company agrees to pay Employee a severance benefit in an amount equal to $251,250.00, less applicable withholdings, which amount is equal to 26 weeks of Employee’s base salary and 50% of Employee’s target annual bonus. The Company will make this separation payment in a single, lump sum payment on the next regularly scheduled pay period after the Effective Date.
(b)    COBRA. Subject to Employee timely electing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and further subject to Section 29, Employee will receive Company-paid group health, dental and vision coverage for Employee and any of Employee’s eligible dependents, as applicable (the “COBRA Severance”), following the Effective Date until the earliest of: (A) six (6) months following the Termination Date, (B) the date on which Employee and Employee’s eligible dependents (as applicable) become covered under similar plans, or (C) the expiration of Employee’s (and any of Employee’s eligible dependents’, as applicable) eligibility for continuation coverage under COBRA. If the Company determines in its sole discretion that it cannot provide the COBRA Severance without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of such COBRA Severance, subject to any delay required by Section 5(e) below, the Company will provide to Employee a taxable monthly payment payable on the last day of a given month (except as provided by the immediately following sentence), in an amount equal to the monthly COBRA premium that Employee would be required to pay to continue Employee’s group health coverage in effect on the Termination Date (which amount will be based on the premium rates applicable for the first month of COBRA Severance for Employee and any eligible dependents of Employee) (each, a “COBRA Replacement Payment”), which COBRA Replacement Payments will be made regardless of whether Employee elects COBRA continuation coverage and will end on the earlier of (i) the date upon which Employee obtains other employment, or (ii) the date the Company has paid an amount totaling the number of COBRA Replacement Payments equal to the number of months in the applicable COBRA Severance period set forth in this Section 1(b). For the avoidance of doubt, the COBRA Replacement Payments may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to any applicable withholdings. Notwithstanding anything to the contrary under this Agreement, if the Company determines in its sole discretion at any time that it cannot provide the COBRA Replacement Payments without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Employee will not receive the COBRA Replacement Payments or any further COBRA Severance.

Exhibit 10.2

(c)    Vesting Acceleration of Service-based Equity Awards. Subject to Section 29, the Company agrees to cause Employee to become vested in any Equity Awards, as defined in the Change in Control and Severance Agreement between Employee and the Company, effective March 4, 2022 (the “CIC and Severance Agreement”), that are outstanding and unvested as of the Termination Date and that were otherwise scheduled to vest during the six (6) month period following the Termination Date. Any unvested Equity Awards that are outstanding as of the Termination Date and do not become vested pursuant to the preceding sentence shall remain outstanding following the Termination Date and either (i) become fully vested if a Change in Control, as defined in the CIC and Severance Agreement, occurs within three months after the Termination Date or, alternatively (ii) be forfeited if a Change in Control does not occur within three months after the Termination Date.

3.Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.

4.Benefits. Employee’s health insurance benefits shall cease on February 28, 2023, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

5.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.Return of Property. Immediately upon signature of this Agreement, Employee will return all Company property and information Employee received in the course of employment with Company, including without limitation, laptop and computer equipment, mobile devices, disks and data, cardkeys or access keys, door and file keys, computer access codes and passwords, books, manuals, files, papers, letters, charters, medical files, employee and customer information, divvy cards, employee identification, or other Company documents or information, whether in hard copy, electronic or other form. All of the above property shall be in good condition, save for normal wear and tear.

6.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

Exhibit 10.2

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

        b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statutes, law, ordinance or common laws, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the Arizona Civil Rights Act, the Arizona Employment Protection Act, the Arizona Wage Payment Law, the Arizona Equal Wages Act, the Arizona Agreement for waive of rights void law, the Arizona Safe Harbor Provision of Anti-Blacklisting Act, the Arizona Minimum Wage Law, the Arizona “Right to Work Act,” the Arizona Drug Testing of Employees Act, the Arizona “Bring Your Guns to Work” Act, the Arizona Workplace Harassment Law, the Arizona Occupational Health and Safety Act, the Arizona Medical Marijuana Act, and the Arizonans with Disabilities Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
h.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.

Exhibit 10.2

8.Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Employee’s favor at the time of executing the release, which, if known by Employee, must have materially affected Employee’s settlement with the Releasees. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.

9.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10.Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.
11.Confidentiality. Subject to Section 15, (Protected Activity Not Prohibited), Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information.

12.Trade Secrets and Confidential Information/Company Property. Employee agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any Confidential Information of the Company. Employee understands that “Confidential Information” means any Company or associated third party proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee has called or with whom Employee became acquainted during the term of Employee’s employment), contracts, leases, payroll and other employee information, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, strategic plans, corporate procedures and policies, and other business. Employee further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Employee’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Employee hereby grants consent to notification by the Company to any new employer about Employee’s obligations under this section. Employee represents that Employee has not to date misused or disclosed Confidential Information to any unauthorized party. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s

Exhibit 10.2

employment with the Company, or otherwise belonging to the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Employee).

13.Inventions. In further exchange for the consideration set forth at Section 1, Employee agrees to the following:

a.Inventions Defined. “Inventions” means inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, know-how, trademarks, and trade secrets, whether or not patentable or registrable under copyright or similar laws, that Employee solely or jointly authored, conceived, developed, or reduced to practice.

b.Assignment of Inventions and Works Made for Hire. Employee hereby assigns to Company, or its designee, all of Employee’s right, title, and interest (including all related intellectual property rights) in all Inventions that Employee created during the period of time Employee was in the employ of the Company (including during off-duty hours) (“Company Inventions”). In addition, Employee acknowledges that all original works of authorship that were made by Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment with Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act, and in accordance, the Company is considered the author of these works.

c.Exception to Assignments. EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS TO COMPANY DO NOT APPLY TO ANY INVENTION THAT EMPLOYEE DEVELOPED ENTIRELY ON EMPLOYEE’S OWN TIME WITHOUT USING THE COMPANY’S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE COMPANY’S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE COMPANY; OR (2) RESULT FROM ANY WORK PERFORMED BY EMPLOYEE FOR THE COMPANY.

d.Outside Inventions.  Employee acknowledges that Employee has not incorporated any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Company Invention without the Company’s prior written permission. Employee acknowledges that Employee has informed the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by Employee or in which Employee has an interest prior to, or separate from, Employee’s employment with the Company (“Outside Inventions”) into any Company Invention or otherwise utilizing any Outside Invention in the course of Employee’s employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit any such incorporated or utilized Outside

Exhibit 10.2

Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto.

e.Moral Rights. Any assignment to the Company of Company Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” or the like (collectively, “Moral Rights”). If Moral Rights cannot be assigned under applicable law, Employee hereby waives and agrees not to enforce any and all Moral Rights, including any limitation on subsequent modification, to the extent permitted under applicable law.

f.Further Assurances. Employee will assist the Company, or its designee, at Company’s expense, in every proper way to secure and protect the Company’s rights in Company Inventions and any related copyrights, patents, mask work rights, or other intellectual property rights in any and all countries. Employee will disclose to Company all pertinent information and data. Employee will execute all applications, specifications, oaths, assignments, and all other instruments that Company deems necessary in order to apply for and obtain these rights and in order to deliver, assign, and convey to Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to Company Inventions, and any related copyrights, patents, mask work rights, or other intellectual property rights. Employee will testify in a suit or other proceeding relating to such Company Inventions and any rights relating thereto.

14.No Cooperation. Subject to Section 15 (Protected Activity Not Prohibited), Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

15.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is

Exhibit 10.2

superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act.

16.Nondisparagement. Subject to Section 15 (Protected Activity Not Prohibited), Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Specifically, Employee agrees not to disclose to the public or any person, any false or misleading information, any information that reflects negatively upon or otherwise disparages the Company or any of the Releasees or which may harm the reputation of the Company including, but not limited to, any statements that disparage any product, service, capability, or any other aspect of the business of Employer, including via social media. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

17.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

18.No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

19.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

20.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES

Exhibit 10.2

THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN THE COUNTY WHERE EMPLOYEE WORKS BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE ARIZONA RULES OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

21.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant

Exhibit 10.2

to section 2 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

22.Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

23.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

24.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

25.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

26.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company.

27.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

28.Governing Law. This Agreement shall be governed by the laws of the State of Arizona, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of Arizona.

Exhibit 10.2

29.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within seven (7) days. This Agreement will become effective as of the date of the last signature below (the “Effective Date”).

30.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

31.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)    Employee has read this Agreement;
(b)    Employee has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;
(c)    Employee understands the terms and consequences of this Agreement and of the releases it contains;
(d)    Employee is fully aware of the legal and binding effect of this Agreement; and
(e)    Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Matthew Broome, an individual
Dated:	February 9, 2023	/s/ Matthew Broome

MEDAVAIL TECHNOLOGIES (US) INC.
Dated:	February 9, 2023	/s/ Mark Doerr
Mark Doerr
Chief Executive Officer